Exhibit 99.1

Green Thumb Announces Retirement of Richard Drexler from Board of Directors

CHICAGO and VANCOUVER, British Columbia, December 8, 2023 (GLOBE NEWSWIRE) — Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today announced the retirement of Richard Drexler from its Board of Directors (the “Board”), effective December 8. Drexler joined Green Thumb’s Board in 2022 and served as Chair of the Audit Committee. Following his departure, Richard Reisin will assume the role of Chair of the Audit Committee. Drexler will continue to support the Board in a short-term consultant role to ensure a smooth transition.

“I would like to thank Richard for his valuable contributions to Green Thumb over the past year,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler. “His strong guidance has been integral to our Board, and I appreciate all his support, including his offer to stay on in a consulting capacity for a short transition period. On behalf of our entire team, we wish Richard all the best in his retirement and on the tennis court.”

Richard Drexler added: “It has been an honor to work alongside the Green Thumb leadership team, and I know I will be leaving them in great hands with Richard Reisin. I have no doubt the Company will continue to achieve great success in the years to come, and I look forward to cheering them on as an investor in the business.”

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 18 manufacturing facilities, 89 open retail locations and operations across 15 U.S. markets. Established in 2014, Green Thumb employs approximately 4,400 people and serves millions of patients and customers each year. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements which may constitute “forward-looking information” within the meaning of applicable securities laws. Forward-looking information is often identified by the words “may,” “would,” “could,” “should,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect,” or similar expressions and include information regarding the expected growth of the Company. The forward-looking information in this news release is based upon the expectations of future events which management believes to be reasonable. Any forward-looking information speaks only as of the date on which it is made, and, except as required by law, Green Thumb does not undertake any obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. The forward-looking information in this news release is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied. When considering these forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in Green Thumb’s public filings with the applicable securities regulatory authorities, including with the U.S. Securities and Exchange Commission on its website at www.sec.gov and with Canada’s SEDAR+ at www.sedarplus.ca, as well as on Green Thumb’s website at https://investors.gtigrows.com, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Investor Contact:

Andy Grossman

EVP, Capital Markets & Investor Relations

InvestorRelations@gtigrows.com

310-622-8257

Media Contact:

MATTIO Communications

GTI@mattio.com